UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2021

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On March 19, 2021, subsequent to the Bylaws amendment described below, the board of directors of Intricon Corporation (the “Company”) increased the number of directors on the board of directors from seven to eight and appointed Kathleen P. Pepski to fill the vacancy and serve as a member of the board for a term beginning on March 19, 2021 and ending at the 2022 annual meeting of shareholders. Ms. Pepski was appointed to serve as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee of the board. Ms. Pepski will be entitled to receive director fees and an annual restricted stock unit grant for non-employee directors, as described in the Company’s 2021 proxy statement.

Ms. Pepski (age 66) was Vice President, Chief Financial Officer and Treasurer of Hawkins, Inc., a publicly-held chemical and ingredients distributor and manufacturer, from February 2008 until her retirement in June 2017. Prior to that, she was the Executive Vice President and Chief Financial Officer of PNA Holdings, LLC, a supplier of business equipment parts, from 2003 to 2007, the Vice President of Finance of Hoffman Enclosures, a manufacturer of systems enclosures and a subsidiary of Pentair, Inc., from 2002 to 2003, Senior Vice President and Chief Financial Officer of BMC Industries, Inc., a manufacturer of lenses and aperture masks, from 2000 to 2001, and Vice President and Controller at Valspar Corporation, a paint and coatings manufacturer, from 1994 to 2000. Ms. Pepski has been a director of Lakewood Cemetery Association, a nonprofit cemetery association, since 2018 and was also a director of Delta Dental Benefits Plans of Minnesota from 2010 to 2014 and a director of The Bergquist Company, a privately-held global manufacturing and distribution company, from 2011 to 2014. Ms. Pepski holds a Bachelor of Arts degree from Concordia College.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     On March 19, 2021, the board of directors of the Company approved an amendment to the bylaws of the Company to amend and restate Section 2.01(a) of the bylaws to set the range of the number of directors from four to nine directors, with the actual number of directors to be determined by the board of directors from time to time.

In connection with the amendment, the bylaws were amended and restated to include the amendment. A copy of the amended and restated bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the bylaw amendment does not purport to be complete and is qualified in its entirety by reference to Section 2.01(a) of the amended and restated bylaws.

Item 7.01	Regulation FD Disclosure.

On March 22, 2021, the Company issued a press release which announced the appointment of Ms. Pepski to the board of directors as disclosed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws dated as of March 19, 2021.
99.1	Press release dated March 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	President and Chief Executive Officer

Date: March 22, 2021